                                                                    EXHIBIT 99.1


                         NOTICE OF GUARANTEED DELIVERY
                                      FOR
                11 3/8% CUMULATIVE EXCHANGEABLE PREFERRED STOCK
                                       OF
                       AMERICAN RADIO SYSTEMS CORPORATION

     As set forth in the Prospectus, dated May __, 1997 (the "Prospectus"), of American Radio Systems Corporation (the "Company"), in the accompanying Letter of Transmittal and instructions thereto (the "Letter of Transmittal"), this form or one substantially equivalent hereto must be used to accept the Company's exchange offer (the "Exchange Offer") to exchange all of its outstanding 11 3/8% Cumulative Exchangeable Preferred Stock, $100 liquidation preference per share ("Old Preferred Stock"), for shares of 11 3/8% Cumulative Exchangeable Preferred Stock, Series B, $100 liquidation preference per share ("New Preferred Stock"), if (i) certificates representing Old Preferred Stock to be tendered for exchange are not lost but are not immediately available, (ii) time will not permit the Letter of Transmittal, certificates representing such Old Preferred Stock or other required documents to reach the Exchange Agent prior to the Expiration Date or (iii) the procedures for book-entry transfer cannot be completed prior to the Expiration Date. This form may be delivered by an Eligible Institution by mail or hand delivery or transmitted, via telegram, telefax or facsimile, to the Exchange Agent as set forth below. All capitalized terms used herein but not defined herein shall have the meanings ascribed to them in the Prospectus.

         THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON JUNE __, 1997 UNLESS THE OFFER IS EXTENDED (THE "EXPIRATION DATE"). TENDERS OF OLD PREFERRED STOCK MAY BE WITHDRAWN AT ANY TIME PRIOR TO 5:00 P.M. ON THE EXPIRATION DATE.

                              The Exchange Agent:

                       HARRIS TRUST COMPANY OF NEW YORK

By Mail:                         By Facsimile:         By Hand or Overnight Courier:
Harris Trust Company of         (212) 701-7636         Harris Trust Company of
  New York                                             New York
P.O. Box 1010                Confirm by Telephone:     77 Water Street,
Wall Street Station                                    4th Floor
New York, NY  10268             (212) 701-7624         New York, NY  10004
Attention:  Mark Zimkind                               Attention:  Mark Zimkind

     DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION VIA TELEGRAPH, TELEX OR FACSIMILE, OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

     This form is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an "Eligible Institution" under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

Ladies and Gentlemen:

     The undersigned hereby tender(s) to the Company, upon the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, receipt of which is hereby acknowledged, the aggregate number of shares of Old Preferred Stock set forth below pursuant to the guaranteed delivery procedures set forth in the Prospectus.

     The undersigned understands that tenders of Old Preferred Stock pursuant to the Exchange Offer may not be withdrawn after 5:00 p.m., New York City time on the Expiration Date. Tenders of Old Preferred Stock may also be withdrawn if the Exchange Offer is terminated without any such Old Preferred Stock being purchased thereunder or as otherwise provided in the Prospectus.

     All authority herein conferred or agreed to be conferred by this Notice of Guaranteed Delivery shall survive the death, incapacity or dissolution of the undersigned and every obligation of the undersigned under this Notice of Guaranteed Delivery shall be binding upon the heirs, personal representatives, executors, administrators, successors, assigns, trustees in bankruptcy and other legal representatives of the undersigned.

                            PLEASE SIGN AND COMPLETE

Signature(s) of Registered Owner(s)     Name(s) of Registered Holder(s):
 or Authorized Signatory:

-----------------------------------     --------------------------------------

-----------------------------------     --------------------------------------

Number of Shares of Old Preferred       Address:
 Stock Tendered:
                -------------------

-----------------------------------     --------------------------------------

-----------------------------------     --------------------------------------


Certificate No(s). of Old Preferred     Area Code and Telephone No.:
 Stock (if available):
                      -------------

-----------------------------------

-----------------------------------     If Old Preferred Stock will be
                                        delivered by book-entry transfer at
                                        The Depository Trust Company, insert,
                                        DTC Book-Entry Account No. and
                                        Transaction Code No.


-----------------------------------     --------------------------------------


Date:
     ------------------------------



================================================================================
This Notice of Guaranteed Delivery must be signed by the registered holder(s) of Old Preferred Stock exactly as its (their) name(s) appear on certificates for the Old Preferred Stock or on a security position listing as the owner of Old Preferred Stock, or by person(s) authorized to become registered Holder(s) by endorsements and documents transmitted with this Notice of Guaranteed Delivery. If signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer or other person acting in a fiduciary or representative capacity, such person must provide the following information:

                      Please print name(s) and address(es)

Name(s):
        _______________________________________________________________________

        _______________________________________________________________________

Capacity:
         ______________________________________________________________________

         ______________________________________________________________________

Address(es):
            ___________________________________________________________________

            ___________________________________________________________________

Do not send Old Preferred Stock with this form. Old Preferred Stock should be sent to the Exchange Agent together with a properly completed and duly executed Letter of Transmittal.
================================================================================

================================================================================

                                   GUARANTEE
                    (NOT TO BE USED FOR SIGNATURE GUARANTEE)

    The undersigned, a member firm of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or a correspondent in the United States, hereby (a) represents that each holder of Old Preferred Stock on whose behalf this tender is being made "own(s)" the Old Preferred Stock covered hereby within the meaning of Rule 14c-4 under the Securities Exchange Act of 1934, as amended,
(b) represents that such tender of Old Preferred Stock complied with such Rule 14e-4, and (c) guarantees that, within three New York Stock Exchange trading days from the date of this Notice of Guaranteed Delivery, a properly completed and duly executed Letter of Transmittal (or a facsimile thereof), together with certificates representing the Old Preferred Stock covered hereby in proper form for transfer (or confirmation of the book-entry transfer of such Old Preferred Stock into the Exchange Agent's account at The Depository Trust Company, pursuant to the procedure for book-entry transfer set forth in the Prospectus) and required documents will be deposited by the undersigned with the Exchange Agent.

    THE UNDERSIGNED ACKNOWLEDGES THAT IT MUST DELIVER THE LETTER OF TRANSMITTAL AND OLD PREFERRED STOCK TENDERED HEREBY TO THE EXCHANGE AGENT WITHIN THE TIME PERIOD SET FORTH ABOVE AND THAT FAILURE TO DO SO COULD RESULT IN FINANCIAL LOSS TO THE UNDERSIGNED.

Name of Firm:______________________________   _________________________________
                                                        Authorized Signature

Address:___________________________________   Name:____________________________

___________________________________________   Title:___________________________

Area Code and Telephone No.:_______________   Date:_____________________________

================================================================================

                                      -3-